UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2003

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	1-8246	71-0205415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Item 5.

Other Events

Southwestern Energy Company announced July 17, 2003, that its gas distribution subsidiary, Arkansas Western Gas Company (AWG), executed a Joint Stipulation and Settlement Agreement with the Staff of the Arkansas Public Service Commission and various consumer groups that would resolve all outstanding issues relating to AWG's rate increase request that is pending before the Arkansas Public Service Commission.  For additional information see exhibit 99.1.

Item 7.(c)

Exhibits

(99.1) Press release dated July 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

DATE:	July 17, 2003	BY:	/s/ GREG D. KERLEY
Greg D. Kerley
Executive Vice President
and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

99.1	Press release dated July 17, 2003.